UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 28, 2005


                                 NCT Group, Inc.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-18267                 59-2501025
----------------------------     -------------------     -----------------------
(State or other jurisdiction         (Commission             (IRS Employer
    of incorporation)                File Number)          Identification No.)


20 Ketchum Street, Westport, CT                                      06880
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number including area code:               (203) 226-4447
                                                               -----------------




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On June 28, 2005, the stockholders of NCT Group, Inc. ("NCT") approved an amendment to NCT's 2001 Stock and Incentive Plan (as amended, the "2001 Stock Plan") to increase the number of shares of common stock issuable under the 2001 Stock Plan from 18 million shares to 618 million shares.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2005, the stockholders of NCT approved an amendment to NCT's Second Restated Certificate of Incorporation to increase the number of shares of common stock authorized thereunder from 645 million shares to 5.622 billion shares. On June 30, 2005, NCT filed with the Secretary of State of the State of Delaware a Certificate of Amendment to Second Restated Certificate of Incorporation to implement this increase in the number of authorized shares of common stock.

On June 28, 2005, NCT's Board of Directors approved and adopted amended By-Laws, effective immediately, to implement various updates and other changes. The material amendments are as follows:

Article I, Section 1 was amended to provide that an annual meeting of stockholders will be held on such date as fixed by the Board of Directors and eliminated the provision that an annual meeting be held on the third Tuesday of June if the Board had not fixed another date.

Article I, Section 2 was amended to provide that special meetings of the stockholders may be called by the company's Secretary on the written request of the Chairman of the Board or a majority of the Board of Directors.

Article I, Section 6 was amended to add additional details regarding the conduct of meetings of stockholders.

Article I, Section 9 was amended to revise the provisions on the methods of stockholder voting and the use of proxies, including the addition of an express provision permitting the delivery of proxies by electronic transmission.

Article I, Section 10 providing that directors be elected by a plurality of the votes cast at a stockholder meeting was deleted as this provision was moved to
Article I, Section 9.

Article I, Section 11 was renumbered as Article I, Section 10 and amended to provide that actions taken by the stockholders must be effected at a duly called meeting of stockholders.

A new Article I, Section 13 was added to incorporate notice provisions regarding the submission of stockholder proposals to be brought before meetings of stockholders.

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

Article II, Section 2 was amended to provide that the size of the Board of Directors will be fixed, from time to time, by the Board of Directors.

Article II, Section 5 regarding the removal of directors was deleted.

A new Article II, Section 9 was added to provide that nominations for candidates for directors may be made by a stockholder or by the Board of Directors.

A new Article II, Section 10 and a new Article II, Section 11 were added to incorporate the procedures to be filed by a stockholder in nominating a person for election as a director.

Article III, Section 4 was amended to clarify the quorum and voting standards applicable to committees of the Board of Directors.

Article IV, Section 1 was amended and a new Article IV, Section 3 was added to incorporate explicit provisions with respect to the Chief Executive Officer.

Article IV, Section 3 was renumbered as Article IV, Section 4 and was amended to clarify the authority and duties of the President.

Article IV, Section 4 was renumbered as Article IV, Section 5 and was amended to clarify the authority and duties of the Vice President(s).

Article V, Section 1 was amended to clarify that the shares of the company may be either represented by certificates or uncertificated.

Article VII, Section 1 was amended to clarify the power to amend the By-Laws.

Numerous provisions throughout the By-Laws were amended to make all references to natural persons gender neutral.


Item 8.01   Other Events.

NCT held its 2005 Annual Meeting of Stockholders on June 28, 2005. At this annual meeting, NCT's stockholders:

(a) Elected Michael J. Parrella, John J. McCloy, Sam Oolie, Irene Lebovics and Cy E. Hammond as directors of NCT, each to serve until the 2006 Annual Meeting and until his or her successor shall have been duly elected and qualified;

(b) Approved an amendment to NCT's Second Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 645 million shares to 5.622 billion shares; and

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

(c) Approved an amendment to the 2001 Stock Plan to increase the number of shares of common stock issuable under the 2001 Stock Plan from 18 million shares to 618 million shares.


Item 9.01   Financial Statements and Exhibits.

(c)  Exhibits

3.1       Certificate   of  Amendment   of  Second   Restated   Certificate   of
          Incorporation of NCT Group, Inc.

3.2       By-Laws of NCT Group, Inc., as amended June 28, 2005.

10.01 NCT Group, Inc. 2001 Stock and Incentive Plan (as amended and restated as of June 28, 2005).


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  NCT GROUP, INC.


                                                  By:  /s/ Cy E. Hammond
                                                       -------------------------
                                                       Cy E. Hammond
                                                       Senior Vice President and
                                                       Chief Financial Officer


Date:  July 1, 2005


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